Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement (No. 333-175052) on Form S-1 of Seneca Global Fund, L.P. of our report dated March 28, 2014, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois
April 25, 2014